Exhibit 32.1
Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Accenture plc (the “Company”) on Form 10-Q for the period ended November 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pierre Nanterme, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 20, 2018

/s/ Pierre Nanterme
Pierre Nanterme
Chief Executive Officer of Accenture plc
(principal executive officer)